Exhibit 10.25

LEASE

Between

LONGBARREL PROPERTY LIMITED PARTNERSHIP

and

SPECTRALINK CORPORATION

September         , 2005

PARTICULARS

DATE:
LANDLORD:	LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED of Temple Court 11 Queen Victoria Street London EC4N 4TP
TENANT:	SPECTRALINK INTERNATIONAL CORPORATION of 5755 Central Avenue Boulder CO 80301 USA
GUARANTOR:	SPECTRALINK CORPORATION of 5755 Central Avenue Boulder CO 80301 USA
PROPERTY:	First Floor Futura House The Southwood Crescent Southwood Business Park Farnborough Hampshire
ESTATE:	the Landlord’s property known as Southwood Business Park Farnborough Hampshire
LENGTH OF TERM:	5 years
TERM COMMENCEMENT DATE:	2005
INITIAL RENT:	£95,568 per annum
RENT COMMENCEMENT DATE:

2007, provided that this date shall be postponed by one day for each day or part of a day after 5 December 2005 that the works listed under the headings “Heating Plant and Controls”, “Electrical Services”, “Fire Alarm System” and “Lift Installation” in the Schedule of Defects annexed to this Lease are not completed in accordance with clause 4.5, subject always to compliance by the Tenant with the provisions of clause 3.24

DATED

PARTIES

1	Landlord	LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED (company no 166055) whose registered office is at Temple Court 11 Queen Victoria Street London EC4N 4TP
2	Tenant	SPECTRALINK INTERNATIONAL CORPORATION of 5755 Central Avenue Boulder CO 80301 USA
3	Guarantor	SPECTRALINK CORPORATION of 5755 Central Avenue Boulder CO 80301 USA

OPERATIVE PROVISIONS

1                                                    Definitions and interpretation

1.1                                           Unless the contrary intention appears the following definitions apply:

Building	the building of which the Property forms part as the same is shown for the purposes of identification only edged red on Plan 1 and each and every part of the Building;

Common Parts

those parts of the Building to be used in common by any of the Tenant, other tenants and occupiers of the Building, the Landlord, and those properly authorised or permitted by them to do so, and Common Parts includes (but without limitation) the atrium and entrance hall and entrance ways, corridors, lobbies, staircases, lavatories, access ways, passages, lifts, service areas and other such amenities, but excluding any such parts as may be within the Property;

Conduits	any pipe wire duct cable channel sewer drain water-course gutter shaft flue subway or other service media;

Encumbrances	the matters contained imposed by or referred to in the registers of title number HP515573;

Estate

the land briefly described in the Particulars together with all roadways pathways covered ways pedestrian access ways and areas car parking spaces and roads giving access thereto refuse collection and disposal areas gardens verges and landscaped areas and all other areas and items on or forming part of the land in the ownership of the Landlord as the same is shown for the purposes of identification only edged green on Plan 1 together with any extensions or additions to it from time to time;

Fair Proportion

in relation to the Estate Services referred to in Schedule 3 Part 2, 4.67% (provided that in the event that the Estate is extended or added to this percentage will be reduced by an appropriate amount to take account of such extension or addition);

AND

in relation to the Building Services referred to in Schedule 3 Part 3, 48.89%;

OR

in either case such other proportion as the Landlord may at its discretion attribute to the Property from time to time as shall be fair and reasonable in the circumstances and in the exercise of the discretion the Landlord may if it is appropriate:

(a) attribute the whole of such expenditure to the Property; and

(b) make special attributions of expenditure in

the case of services provided outside of the hours of 7am and 7pm on weekdays or during weekends and public holidays where only some tenants on the Estate or in the Building (as the case may be) elect to carry on their business;

Inherent Defect

any defect in the Property or the Building (as the case may be) which is attributable to defective design, defective workmanship, defective materials or defective supervision in or of any works carried out to the Building since its initial construction;

Insured Risks

risks of loss or damage by fire storm tempest earthquake explosion lightning aircraft and articles dropped from aircraft civil commotion malicious damage impact by vehicles flood and bursting and overflowing of water pipes and tanks terrorism landslip subsidence heave and such other risks as the Landlord may in its absolute discretion think fit to insure against;

Interest

interest at the rate of 4% over the base rate of Barclays Bank PLC from time to time (as well after as before judgement) or such other comparable rate as the Landlord may reasonably and properly designate if the base rate ceases to be published compounded at quarterly rests on 31 March 30 June 30 September and 31 December in each year;

Landlord

the person referred to in the Particulars as the Landlord and shall include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created;

Outgoings

(in relation to the Property) all non-domestic rates, (including rates for unoccupied property), water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary or local) which are now or may at any time be payable, charged or assessed on property, or the owner or occupier of property, but “taxes” in this context does not include value added tax, nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease, or in respect of a disposal of the interest in immediate reversion to this Lease;

Particulars	the details appearing on the page headed “Particulars” at the front of this Lease;

Plan	a plan annexed to this Lease;

Planning Acts	“the consolidating Acts” as defined in the Planning (Consequential Provisions) Act 1990 and any other legislation relating to town and country planning in force from time to time;

Property	the property briefly described in the Particulars and every part thereof as the same is shown edged red on Plan 2 including:

(a) the glass of the external windows and lights of the Property but excluding the frames and fitments;

(b) the doors, door frames, equipment, fitments and any glass relating to the doors of the Property;

(c) the internal plaster or other surfaces of loadbearing walls and columns within the Property and of walls which form boundaries of the Property;

	(d)	non-loadbearing walls completely within the Property;

	(e)	the flooring, raised floors and floor screeds down to the joists or other structural parts supporting the flooring of the Property;

	(f)	the plaster or other surfaces of the ceilings and false ceilings within the Property and the voids between the ceilings and false ceilings;

	(g)	the Conduits within and exclusively serving the Property;

	(h)	appurtenances, fixtures, fittings and rights granted by this Lease; and

	(i)	machinery and plant situated within and exclusively serving the Property;

and improvements and additions made to, and fixtures, fittings and appurtenances in, the Property, but excluding Tenant’s fixtures and fittings the structural parts loadbearing framework roof foundations joists and external walls and the Conduits and machinery and plant within (but not exclusively serving) the Property and the window frames;

Tenant	the person referred to in the Particulars as the Tenant and shall include the Tenant’s successors in title;

Term	the length of Term set out in the Particulars calculated from and including the Term Commencement Date set out in the Particulars; and

Unsecured Underletting

an underletting of the whole or part of the Property in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 before completion of the underletting or, if earlier, the underlessee’s contractual obligation to enter into the underletting have duly carried out the requirements of schedule 1 and 2 of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 to render their agreement valid.

1.2                                           Any obligation on a party to this Lease to do any act includes an obligation to procure that it is done.

1.3                                           Where the Tenant is placed under a restriction in this Lease the restriction includes the obligation on the Tenant not to permit or allow the infringement of the restriction by any person under the Tenant’s control.

1.4                                           References to liability include where the context allows claims demands proceedings damages losses costs and expenses.

1.5                                           The clause and paragraph headings in this Lease are for ease of reference only and are not to be taken into account in the construction or interpretation of any provision to which they refer.

1.6                                           Unless the contrary intention appears references:

1.6.1                                                            to numbered clauses and schedules are references to the relevant clause in or schedule to this Lease; and

1.6.2                                                            to a numbered paragraph in any schedule are references to the relevant paragraph in that schedule.

1.7                                           Words in this Lease denoting the singular include the plural meaning and vice versa.

1.8                                           Except for the Town and Country Planning (Use Classes) Order 1987 references in this Lease to any statutes or statutory instruments include any statute or statutory instrument amending consolidating or replacing them respectively from time to time in force and references to a statute include statutory instruments and regulations made pursuant to it.

1.9                                           Words in this Lease importing one gender include both other genders and may be used interchangeably and words denoting natural persons where the context allows include corporations and vice versa.

1.10                                     For the purposes of this Lease two companies are members of the same group if one is the subsidiary of the other or both are subsidiaries of a third company “subsidiary” having the meaning given to it in section 736 of the Companies Act 1985.

1.11                                     In this Lease unless there be something in the subject or context inconsistent therewith where there are two or more persons included in the expression “the Tenant” or “the Guarantor” then covenants made by them shall be covenants by them jointly and severally.

2                                                    The Landlord at the request of the Guarantor hereby demises unto the Tenant the Property together with the rights set out in Schedule 4 except and reserved to the Landlord and all others so authorised the rights set out in Schedule 1 for the Term and subject to the Encumbrances the Tenant paying during the Term:

2.1                                           the yearly rent of £95,568 by equal quarterly payments in advance on the usual quarter days in every year the first (or a proportionate part) of such payments in respect of the period commencing on the Rent Commencement Date and ending on the day preceding the following quarter day to be made on the Rent Commencement Date; and

2.2                                           as additional rent:

2.2.1                                                            the Service Charge commencing on the Term Commencement Date;

2.2.2                                                            the costs incurred by the Landlord under clause 4.2 commencing on the Term Commencement Date;

2.2.3                                                            Interest payable by the Tenant under the terms of this Lease; and

2.2.4                                                            such value added tax as may be chargeable on the rent and other additional rents reserved by this Lease.

3                                                    The Tenant covenants with the Landlord during the Term and any statutory extension of the tenancy created by this Lease as follows:

3.1.1                                                            To pay the yearly rent at the times and in the manner required in clause 2 free from any deductions and rights of set-off (except where required by law) (legal or equitable) and by means of standing order to the Tenant’s bankers.

3.1.2                                                            To pay the additional rents reserved by this Lease at the times and in the manner specified.

3.2

3.2.1                                                            To pay Interest on so much of the yearly rent as remains unpaid after it has become due and on the additional rents and other monies payable under this Lease as remain unpaid 7 days after they have become due from the date that they became due until payment is made to the Landlord.

3.2.2                                                            To pay Interest under clause 3.2.1 for any period during which the Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant by the Tenant.

3.3

3.3.1                                                            To pay Outgoings.

3.3.2                                                            To pay all value added tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) on any sums of money chargeable thereto which shall be due from the Tenant by virtue of the provisions of this Lease and to indemnify the Landlord against any liability to pay value added tax on any such sums insofar as the same may be irrecoverable by the Landlord.

3.3.3                                                            If the Property is damaged by any Insured Risk, the Tenant will pay to the Landlord within 14 days of written demand the amount of any uninsured excess to which the insurance cover of the Landlord is subject.

3.3.4                                                            The Tenant will pay the cost of the revaluation of the Property for insurance purposes but not more than once in any two year period.

3.3.5                                                            To refund to the Landlord within 14 days of written demand (where Outgoings relate to the whole or part of the Building or other property including the Property) a fair and proper proportion of the

                                                                                    Outgoings attributable to the Property, such proportion to be conclusively determined by the Landlord or the Landlord’s surveyor (in each case acting reasonably and impartially).

3.3.6                                                            To pay for all gas and electricity consumed on the Property, all charges for meters, and all standing charges.

3.4                                           At all times during the Term to repair, maintain and clean the Property and to keep the Property in good and substantial repair and condition and maintained (except in respect of damage caused by an Insured Risk or Inherent Defect) and to yield up the same at the expiration or sooner determination of the Term or at such later time as the Landlord recovers possession of the Property from the Tenant repaired and kept in accordance with the Tenant’s covenants in this Lease and if so required by the Landlord to remove from the Property all the Tenant’s belongings that is to say trade fixtures and fittings  and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant (including in this context any persons deriving title to the Property under the Tenant) or its business and to make good to the reasonable satisfaction of the Landlord all damage to the Property and the Building resulting from the removal of the Tenant’s belongings from the Property.

3.5                                           Without prejudice to the generality of the foregoing covenant:

3.5.1                                                            In the last three months of the Term (however it may terminate) to paint polish paper or otherwise properly to treat as the case may be all the inside of the Property in a workmanlike manner and in every case with materials of good quality.

3.5.2                                                            Not without the consent of the Landlord to alter, cover up or change any part of the architectural decorations or the external colour of the Property.

3.5.3                                                            To unstop cleanse repair and maintain and so to keep all Conduits exclusively serving the Property and belonging to or forming part of the Property.

3.5.4                                                            To repair or replace if beyond repair forthwith by new articles of similar kind and quality any fixtures fittings or plant or equipment (other than tenant’s or trade fixtures and fittings) upon or in the Property which shall become in need of repair or replacement.

3.5.5                                                            To keep the Property properly cleansed and to clean the inside of all windows at least once in every 3 months.

3.6

3.6.1                                                            To permit the Landlord their agents with or without others and appliances at all reasonable hours during the Term upon not less than 48 hours prior written notice (except in case of emergency) to enter the Property to view the state and condition thereof and to give or leave on the Property notice in writing to the Tenant of all defects want of repair and breaches of covenant for which the Tenant is responsible and within two months after every such notice or sooner in an emergency to commence to repair and to make good the same according to such notice to the reasonable satisfaction of the Landlord’s surveyor; and

3.6.2                                                            if the Tenant shall fail within two months days of such notice or immediately in case of emergency to commence and then to diligently and expeditiously comply with such notice it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Landlord its agents and others to enter upon the Property and to carry out or cause to be carried out any of the works referred to in such notice and all costs and expenses properly incurred thereby together with Interest from the date of expenditure by the Landlord shall be paid by the Tenant to the Landlord within 14 days of written demand.

3.7                                           To permit the Landlord its agents or surveyors with or without others and appliances at all reasonable times upon not less than 48 hours prior written notice (except in the case of emergency) during the Term:

3.7.1                                                            to enter the Property to take schedules or inventories of the fixtures fittings plant and machinery belonging to the Landlord or to be yielded up at the expiration or sooner determination of the Term;

3.7.2                                                            to carry out any repairs or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Property or the Building or to cleanse or empty or renew the Conduits belonging to the same all damage occasioned thereby to the Property being made good as soon as reasonably possible and in a good and workmanlike manner; or

3.7.3                                                            to enter upon the Property with or without other persons to exercise any of the rights granted to the Landlord by this Lease;

PROVIDED ALWAYS THAT the Landlord (or other person entering):

(a)          exercising the right in a proper manner and causing as little nuisance as reasonably practicable;

(b)         making good any damage caused to the Property or any of the Tenant’s fixtures and fittings as soon as reasonably practicable;

(c)          where entry is to carry out works, only exercising the right where the works cannot otherwise be reasonably carried out.

3.8                                           Not to do nor cause to be done nor permit or allow any other person to do the following:

3.8.1                                                            alter remove from add to cut or injure or in any way affect:

3.8.1.1                                            the structure of the Property or any structural part thereof or the exterior of the Property or the appearance of the Property as seen from the exterior;

3.8.1.2                                            the non-structural parts of the Property without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

3.8.2                                                            suspend from or impose upon any part of the Property or the Building any excessive weight nor install any machine which shall be unduly noisy or cause vibrations or otherwise subject the Property or the Building to any strain beyond that which it is designed to bear;

3.8.3                                                            cause or allow any nuisance to the Landlord or its other tenants of the Building or owners, tenants and occupiers of adjoining and neighbouring properties or use the Property for any illegal or immoral act or purpose;

3.8.4                                                            allow any rubbish to accumulate upon the Property, the Building or the Estate;

3.8.5                                                            anything knowingly whereby any policy of insurance relating to the Property, the Building or any adjacent or nearby property may become void or voidable or whereby the premium thereon may be increased and that the Tenant will comply with the requirements of the insurers of the Property;

3.8.6                                                            overload the lifts, electrical installation or Conduits in the Property and/or the Building;

3.8.7                                                            install or erect any exterior lighting, shade, canopy or awning or other structure in front of, or elsewhere outside, the Property including for the avoidance of doubt the part of the Property shown edged red and coloured yellow on Plan 2.

3.9

3.9.1                                                            Not to place or display on the exterior or the windows of the Property or inside the Property so as to be visible from the exterior of the Property any name writing notice sign illuminated sign display of lights placard poster sticker or advertisement other than:

3.9.1.1                                            the name of the Tenant signwritten on the entrance doors of the Property in a style and manner approved by the Landlord or the Landlord’s surveyor, such approval not to be unreasonably withheld or delayed; and

3.9.1.2                                            the name of the Tenant and any permitted sub-tenants displayed on the indicator board in the entrance lobby in the Building and the common signage board in the car park outside the Building.

3.9.2                                                            If any name writing notice sign placard poster sticker or advertisement is placed or displayed in breach of these provisions to permit the Landlord to enter the Property and remove such name writing notice sign placard poster sticker or advertisement and to pay to the Landlord within 14 days of written demand the proper expense of so doing.

3.9.3                                                            Not to erect any satellite dish or aerial of any kind in on or about the Property without the Landlord’s prior written consent which is not to be unreasonably withheld or delayed.

3.10

3.10.1                                                      At the Tenant’s own expense to execute all works provide and maintain all arrangements and comply with the requirements of every enactment (which expression in this Lease includes any act of parliament already or hereafter to be passed any statutory instrument notice direction order regulation bylaw rule and condition already or hereafter to be made under in pursuance of or deriving effect from any such act) of parliament any government department local authority or other public authority or duly authorised officer or court of competent jurisdiction so far as they relate to or affect the Property or the Tenant thereof or the user thereof or the employment therein of any person or the use therein of any machine by the Tenant.

3.10.2                                                      To indemnify the Landlord against all reasonable and proper costs charges and expenses of or incidental to the matters aforesaid and not to do or omit or suffer to be done or omitted any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon them or become liable to pay any penalty damages compensation costs charges or expenses.

3.10.3                                                      To pay to the Landlord within 14 days of written demand all proper and reasonable costs charges and expenses (including surveyor’s architect’s and other professional adviser’s fees) incurred by the Landlord of or incidental to executing all works providing and maintaining all arrangements and complying with the requirements of every enactment or direction as aforesaid so far as the same relate to any property capable of being used or enjoyed by the Tenant in common or jointly with any other person or persons or the user thereof.

3.11                                     To give full particulars to the Landlord as soon as possible of any permission notice order or proposal for a notice or order relevant to the Property or the Building or to the use or condition thereof or otherwise concerning the Tenant made given or issued to the Tenant or the occupier of the Property by any lawful authority and if so reasonably required to produce such document to the Landlord and then as soon as reasonably practicable to take all reasonable or necessary steps to comply therewith and also at the request and cost of the Landlord to make or join with them in making such reasonable and necessary objections or representations against or in respect of any such notice order or proposal as aforesaid as they shall deem expedient (save where in the reasonable opinion of the Tenant such objections or representations would be materially detrimental to the Tenant’s business interests).

3.12

3.12.1                                                      Not to use the Property otherwise than as offices and for purposes ancillary to that use.

3.12.2                                                      Nothing in this Lease implies or is to be treated as a warranty to the effect that the use of the Property for those purposes is in compliance with the Planning Acts and all other statutes and regulations relating to Town and Country Planning from time to time in force.

3.13

3.13.1                                                      Not to assign or charge part only of the Property.

3.13.2                                                      Not to assign or charge this Lease without the consent of the Landlord but subject to the operation of the following provisions of this clause 3.13.2 such consent is not to be unreasonably withheld or delayed:

3.13.2.1                                      on an assignment by the Tenant the Landlord may require if it is reasonable and proper to do so a guarantee of the tenant covenants of the assignee from a guarantor who is reasonably and properly acceptable to the Landlord (the operative provisions of which are in the form required in Schedule 5 Part 1); and

3.13.2.2                                      the Landlord may in addition to reasonable and proper grounds withhold its consent to an application by the Tenant for licence to assign this Lease unless (for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) the conditions in this clause 3.13.2.3 are met; that:

(a)                                  at the time of the assignment there are no arrears of rent or other monies due to the Landlord;
(b)                                 if reasonably required at the time of assignment the Tenant enters into an authorised guarantee agreement the operative provisions of which are in the form required in Schedule 5 Part 2; and/or

(c)                                  on an assignment by the Tenant to a company which is another member of the same group of companies the ultimate holding company (unless it is the assignee or it would itself be giving an authorised guarantee agreement) enters into a guarantee (the operative provisions of which are in the form required in Schedule 5 Part 1) but if the ultimate holding company would otherwise be released from liability the Landlord may require another substantial member of the group to give the guarantee.

3.13.3                                                      Not to underlet the whole or any part of the Property without the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

3.13.4                                                      On the grant of an underlease to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may reasonably require that the underlessee will:

3.13.4.1                                      not assign sub-underlet or charge part only of the premises underlet;

3.13.4.2                                      not part with or share possession or occupation of the whole or any part of the premises underlet nor grant rights to third parties over them except by a permitted assignment or sub-underletting;

3.13.4.3                                      not assign, charge or sub-underlet the whole of the premises underlet without obtaining the previous consent of the Landlord under this Lease (such consent not to be unreasonably withheld or delayed); and

3.13.4.4                                      provide for the inclusion in any sub-underleases granted out of the underlease (whether immediate or mediate) of covenants to the same effect as those contained in this clause 3.13.4 and clause 3.13.5.

3.13.5                                                      On the grant of any underlease:

3.13.5.1                                      not to reserve or take a premium or fine;

3.13.5.2                                      to reserve a rent which is not less than market rent at the time of the grant of the underlease (assessed in accordance with the principles applied by the court under section 34 of the Landlord and Tenant Act 1954) or (where only part of the Property is underlet) the proportionate part of the market rent of the Property (such proportion to be approved by the Landlord but such approval not to be unreasonably withheld or delayed);

3.13.5.3                                      to include provisions in the underlease to the same effect as those in clause 3.13.2; and

3.13.5.4                                      to include such underlessee covenants as are not inconsistent with or impair the due performance and observance of the covenants of the Tenant in this Lease.

3.13.6                                                      Not to underlet the Property so as to sub-divide the Property into more than two units of occupation.

3.13.7                                                      Not to underlet the whole or any part of the Property except by way of Unsecured Underletting.

3.13.8                                                      Not (except by assignment or underletting permitted under this clause 3.13) to:

3.13.8.1                                      part with or share possession or occupation of the whole or any part of the Property; or

3.13.8.2                                      grant any rights over the Property to third parties.

3.13.9                                                      The preceding provisions of this clause 3.13 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Property to or with any member of a group of companies of which the Tenant is itself a member if:

3.13.9.1                                      the interest in the Property so created is and remains no more than a tenancy at will; and

3.13.9.2                                      the possession occupation or sub-division are immediately terminated if the Tenant and the relevant member cease for any reason to be members of the same group of companies.

3.14

3.14.1                                                      Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to vary the terms or waive the benefit of any underlessee covenants or conditions in an underlease of the Property.

3.14.2                                                      Diligently to enforce the underlessee covenants and conditions in any underlease of the Property.

3.14.3                                                      Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Property.

3.14.4                                                      Not to accept the payment of rent from an underlessee of the Property otherwise than by regular quarterly (or more frequent) payments in advance.

3.15                                     To pay to the Landlord all costs charges and expenses (including solicitors’ counsels’ and surveyors’ and other professional costs and fees) properly incurred by the Landlord:

3.15.1                                                      in or in proper contemplation of any proceedings relating to the Property under sections 146 or 147 of the Law of Property Act 1925 or the preparation and service of any notice thereunder (whether or not a notice served under the said section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding that forfeiture is avoided other than by relief granted by the court) and to keep the Landlord fully and effectively indemnified against all costs expenses claims and demands whatsoever in respect of the said proceedings;

3.15.2                                                      in the preparation and service of a schedule of dilapidations at any time during or within 6 months after the termination of this Lease;

3.15.3                                                      in connection with the recovery of arrears of rent due from the Tenant hereunder;

3.15.4                                                      in respect of any application for consent or licence required by this Lease whether or not such consent be granted save where such consent shall have been held by a court of law to have been unreasonably withheld or delayed and provided that such costs are reasonably incurred.

3.16                                     In relation to the Planning Acts and legislation of a similar nature and any statutory modification or re-enactment thereof for the time being in force and any order instrument plan regulation permission and directive made or issued or to be made or issued thereunder or deriving validity therefrom:

3.16.1                                                      at all times to comply with the provisions of the Planning Acts and all licences consents and permissions (if any) already or hereafter to be granted or imposed thereunder or under any enactment repealed thereby;

3.16.2                                                      so often as occasion shall require at the Tenant’s own expense to obtain from the proper authority all such licences consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on or the use of the Property or the institution or continuance by the Tenant thereon of any use thereof which may constitute development within the Planning Acts and not to make or permit any application for planning permission without the written consent of the Landlord such consent not to be unreasonably withheld or delayed in respect of any application by the Tenant pursuant to clause 3.9.3;

3.16.3                                                      unless the Landlord shall otherwise in writing direct to carry out before the expiration or sooner determination of this Lease any works stipulated to be carried out to the Property pursuant to any planning permission applied for by the Tenant whether or not the date by which the planning permission requires such works to be carried out falls during the Term;

3.16.4                                                      when called upon so to do to produce to the Landlord all plans documents and other evidence as they may reasonably require to satisfy itself that the provisions of this covenant have been complied with in all respects;

3.16.5                                                      in any case where any planning permission has been granted subject to conditions the Landlord shall be entitled as a condition of giving its consent when otherwise required by this Lease to require the Tenant to provide security for the compliance with the conditions imposed by the permission and the permission shall not be acted upon until such security shall have been provided to the satisfaction of the Landlord;

3.16.6                                                      as soon as reasonably possible to give to the Landlord notice of any order direction proposal or notice under the Planning Acts or relating to any of the matters referred to in this clause 3.16 which is served upon or received by or comes to the notice of the Tenant in connection with or relating to the Property and produce any such order direction proposal or notice as aforesaid as is in the possession of the Tenant and will not take any action regarding such order direction proposal or notice as aforesaid not approved by the Landlord such approval not to be unreasonably withheld or delayed.

3.17

3.17.1                                                      To keep the Property supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law and such appliances shall be open to inspection and shall be maintained to the satisfaction of the Landlord acting reasonbly.

3.17.2                                                      As soon as reasonably possible following the Tenant becoming aware of the happening of any event or thing against which insurance has been effected by the Landlord to give notice thereof to the Landlord.

3.18                                     During the six months immediately preceding the determination of this Lease providing that the Tenant is not renewing the Lease to permit the Landlord or their agents to affix upon any part of the Property provided that the Tenant’s access light or use and enjoyment thereof is not affected a notice as to the proposed re-letting or disposal thereof and to permit the viewing of the Property at reasonable times upon reasonable prior notice.

3.19                                     Not to allow trade empties or rubbish of any description to accumulate on the Property, the Building or the Estate and not allow to be hung or exposed outside or from the windows of the Property any clothes articles or other chattels of any description nor to store goods outside the Property including for the avoidance of doubt the part of the Property shown edged red and coloured yellow on Plan 2 nor to park vehicles on the access roads of the Estate nor to carry on any trade or process outside the Property.

3.20                                     Not to stop up or obstruct any windows or light belonging to the Property (save in respect of alterations approved under clause 3.8.1.2) or any other buildings belonging to the Landlord or knowingly permit any new encroachment or easement to be made into against or upon the Property and to give notice to the Landlord of any such which shall be made or attempted and at the request and cost of the Landlord to adopt such means and take such steps as may be required by the Landlord to prevent the same.

3.21                                     Within one month after the execution of any dealing or any transmission by reason of a death or otherwise affecting the Property to leave with the solicitors for the time being of the Landlord a certified true copy of the deed instrument or other document evidencing or affecting such dealing or transmission together with a registration fee of £50 and to procure that every sub-lease of the Property shall contain a similar covenant by the sub-lessee and expressed to be for the benefit of the Tenant and the Landlord.

3.22                                     To observe and perform or cause to be observed and performed all reasonable and proper rules and regulations made by the Landlord from time to time for the orderly and proper use of the Common Parts, the security of the Building and the management of the Estate.

3.23                                     To observe and perform the obligations on its part contained in the schedules.

3.24                                     Within 5 working days after receipt of notice from the Landlord that the works listed under the headings “Heating Plant and Controls”, “Electrical Services”, “Fire Alarm System” and “Lift Installation” in the Schedule of Defects annexed to this Lease have been completed to give notice to the Landlord stating whether those works have been completed to the Tenant’s reasonable satisfaction.  If such works have not been completed to the Tenant’s reasonable satisfaction, the Tenant’s notice is to give full reasons as to why this is not the case.  Any dispute regarding this clause shall be referred to the determination of an independent expert to be appointed by the parties jointly or if they cannot agree an appointment by the president (or other acting senior officer for the time being) of the Royal Institution of Chartered Surveyors on the request of either party.

4                                                    The Landlord hereby covenants with the Tenant as follows:

4.1                                           that the Tenant paying the rents reserved on the days and in the manner appointed and observing and performing the covenants and conditions hereinbefore contained shall enjoy quiet possession of the Property without any interruption by the Landlord or any person lawfully claiming through under or in trust for them;

4.2                                           to keep the Building (which in this clause 4.2 includes the access to it and the car parking spaces referred to in paragraph 2 of schedule 4) (including all fixtures therein but not Tenant’s trade fixtures) insured with a reputable insurer at competitive rates of premium subject to such uninsured excess conditions exclusions and limitations as the insurers may impose in such sum as shall in the Landlord’s proper and reasonable opinion represent the full reinstatement value thereof including the costs of demolition shoring up and site clearance works professional fees and value added tax on such items against loss or damage by the Insured Risks three years’ loss of rent from time to time payable hereunder and third party and public liability risks and as often as the Building shall be destroyed or damaged by any of the Insured Risks (unless payment of the insurance monies or any part thereof shall be refused in whole or in part by reason solely or in part of any act or default of the Tenant his agents servants or any other person under his control and the Tenant has not paid the part equivalent to the insurance monies which have been refused) and subject to the Landlord being able to obtain necessary planning consents and all other necessary licences approvals and consents (which it will use all reasonable endeavours to do) to lay out the net proceeds of such insurance (other than for loss of rent professional fees costs of demolition shoring up and site clearance works and third party and public liability risks) to rebuild repair and reinstate the Building the Landlord making up any shortfall from its own monies save to the extent that any such shortfall shall arise due to the failure of the Tenant to comply with its covenants in this Lease;

4.3                                           subject to the payment by the Tenant of the Service Charge to use all reasonable endeavours to carry out the works and provide the services referred to in Schedule 3 Part 2 and Part 3 Section A to a fair and reasonable standard provided always that the Landlord shall not be responsible for any delay or stoppage in connection with the performance or observance of such obligations or for any omission to perform the same due to any cause or circumstances outside the Landlord’s control;

4.4

4.4.1                                                            to supply at the written request of the Tenant but not more than once in each year of the Term evidence of the conditions of insurance on the Property and a receipt for payment of the last premium or other evidence of renewal and up-to-date details of the amount of cover;

4.4.2                                                            to use its reasonable endeavours to procure that the Tenant’s interest is noted on the policy of insurance (either by way of general endorsement or specifically) and subject to any exclusions limitations or conditions imposed by the insurers that the Landlord’s policy of insurance contains a non-invalidation clause to the effect that the policy shall not be avoided by any act or omission or by any alteration whereby the risk of damage or destruction is increased unknown to or beyond the control of the Landlord and a provision whereby the insurers agree to waive all rights of subrogation remedies or relief to which the insurers might become subrogated against the Tenant (unless the loss has been occasioned by or contributed to by the fraudulent or criminal or malicious act of the Tenant);

4.5                                           to carry out and complete the works in the Schedule of Defects annexed to this Lease no later than 5 December 2005 to the Tenant’s reasonable satisfaction in a good and workmanlike manner and with good quality materials.

5                                                   Provided always and it is hereby agreed and declared as follows:

5.1                                           Notwithstanding and without prejudice to any other remedies and powers available to the Landlord if any rent or any part thereof shall be unpaid for 21 days after becoming payable (whether in the case of the yearly rent formally demanded or not) or if any covenant or condition herein contained shall not be performed or observed or if the Tenant or the Guarantor for the time being hereunder being a company shall enter into liquidation whether compulsory or voluntary or pass a resolution for winding up (save for the purpose of amalgamation or reconstruction) or suffer a receiver to be appointed or being an individual or more than one individual any one shall have a receiving order made against him or become bankrupt or if the Tenant or the Guarantor shall enter into composition with its creditors or suffer any distress or execution to be levied on its goods at the Property then and in any such case it shall be lawful for the Landlord to re-enter upon the Property and thereupon this Lease shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of any of the Tenant’s covenants.

5.2                                           Any demand or notice shall be duly and validly made given and served if sent by first class post by pre-paid letter addressed to the Tenant or the Guarantor respectively (and if there shall be more than one of them then any one of them) at its registered office or its last known address and to the Landlord at its last known address any demand or notice sent by post shall be conclusively treated as having been made given or served 72 hours after posting.

5.3                                           Nothing herein shall render the Landlord or the Tenant liable in respect of any of the covenants herein contained if and so far only as the performance and observance of such covenants conditions and provisions or any one or more of them shall hereafter become impossible or illegal under or by virtue of the provisions of the Planning Acts.

5.4                                           Any dispute arising between the Tenant and any owner or occupier of the Building or any adjacent or nearby premises belonging to the Landlord as to any right or privilege or otherwise shall be determined on behalf of the Tenant by the Landlord’s surveyor acting reasonably and impartially whose decision shall bind the Tenant and whose reasonable and proper fees shall be payable as he may direct.

5.5

5.5.1                                                            In case the Building or a part thereof or the access to it shall at any time during the Term be destroyed or damaged by any of the Insured Risks so as to render the Property or a part or parts of the Property unfit for occupation or use or incapable of reasonable access and the policy or policies of insurance against loss of rent shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant the yearly rent the insurance premiums and the Service Charge or a fair proportion thereof shall be suspended until the Property or the relevant part or parts thereof shall be again rendered fit for occupation and use and capable of reasonable access or until the expiration of three years from the date of the damage or destruction whichever shall be the earlier and where rent has been paid in advance beyond the date of damage, the Landlord shall refund that rent as soon as reasonably practicable to the Tenant and any dispute regarding this clause shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of the Landlord or the Tenant by the president for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996 or any statutory modification thereof for the time being in force.

5.5.2                                                            If clause 5.5.1 applies during the rent free period under this Lease then that rent free period shall be extended by a period equal to the period in which the rent, if payable, would have been suspended under clause 5.5.1.

5.6

5.6.1                                                            If the Landlord shall be prevented by any cause outside the control of the Landlord from laying out any insurance monies as required by any of the foregoing covenants and if the extent of the damage is such as to render the Property and/or the Building wholly or substantially unfit for occupation or use then the Landlord may by giving to the Tenant not later than three years after the date of damage notice in writing determine this Lease (but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant) and the insurance monies shall belong to the Landlord absolutely and any dispute under this clause shall be referred to the award of a single arbitrator to be appointed in accordance with the provisions set out in clause 5.5 above.

5.6.2                                                            If the Property is still not fit for occupation or use at the end of a period of 3 years from the date of damage or destruction the Tenant may by notice served at any time terminate this Lease (but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant) and the insurance monies shall belong to the Landlord absolutely and any dispute under this clause shall be referred to the award of a single arbitrator to be appointed in accordance with the provisions set out in clause 5.5 above.

5.7                                           The demand for and/or the acceptance of rent by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any breach of the covenants on the part of the Tenant herein contained or the penalty attached to the non-performance thereof and similarly the payment by the Tenant of any rent or sum in respect of any service provided by the Landlord hereunder shall not be construed to mean a waiver of any breach of covenant on the part of the Landlord herein contained.

5.8

5.8.1                                                            The Landlord may deal as it thinks fit with other premises adjoining or nearby belonging to the Landlord and may erect or permit to be erected on such premises any buildings irrespective of whether they affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Property.

5.8.2                                                            The Landlord may without obtaining any consent from or making any arrangement with the Tenant alter reconstruct or modify in any way or change the use of the Common Parts and of the Estate so long as proper means of entrance to and exit from the Property are afforded and essential services are maintained and the exercise of the rights contained in schedule 4 is not materially prejudiced.

5.9                                           The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience which may be caused by reason of:

5.9.1                                                            temporary interruption of services during periods of inspection, maintenance, repair and renewal;

5.9.2                                                            breakdown of or defect in any plant and machinery, services or Conduits in the Property, the Building or neighbouring or adjoining property; or

5.9.3                                                            events beyond the reasonable control of the Landlord;

provided that the Landlord uses all reasonable endeavours to restore the service and repair and make good the breakdown or defect as soon as reasonably practicable and to minimise any disruption to the Tenant’s use and enjoyment of the Property.

5.10                                     The Landlord’s duty of care to the Tenant’s employees, agents, workpeople and visitors in or about the Building does not go beyond the obligations involved in the common duty of care (within the meaning of the Occupiers’ Liability Act 1957) or the duties imposed by the Defective Premises Act 1972.

5.11                                     Except to the extent that the Landlord may be liable under the covenants and obligations in this Lease or by law notwithstanding any agreement to the contrary, the Landlord shall not be responsible to the Tenant or the Tenant’s licensees nor to any other person for any:

5.11.1                                                      damage to, or loss of, any goods or property sustained in the Building (whether or not due to failure of any security system for which the Landlord is responsible); or

5.11.2                                                      act, omission or negligence of any employee of the Landlord in the Building where acting outside the scope of the express or implied authority of the Landlord.

5.12                                     The Tenant is not entitled to claim any compensation from the Landlord on quitting the Property unless and to the extent that any statutory right to compensation excludes the operation of this clause.

5.13                                     Nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege other than those mentioned in Schedule 4.

6                                                    The Guarantor covenants with the Landlord in the terms set out in Schedule 2.

7

7.1                                           Unless the right of enforcement is expressly granted it is not intended that a third party should have the right to enforce a provision of this Lease under the Contracts (Rights of Third Parties) Act 1999.

7.2                                           The parties may rescind or vary this Lease without the consent of a third party to whom an express right to enforce any of its terms has been provided.

8                                                    This Lease is a new tenancy within the meaning of Section 1 of the Landlord and Tenant (Covenants) Act 1995.

9

9.1                                           In this Lease, where any issue is required to be dealt with by, or submitted for the determination of, an independent expert, the following provisions of this clause are to apply but, in case of conflict with other provisions specifically relating to expert determination elsewhere in this Lease, those other provisions are to prevail to the extent of the conflict.

9.2                                           The expert is to be appointed by the parties jointly, or if they cannot or do not agree on the appointment, appointed by whichever of the following is appropriate:

9.2.1                                                            the president from time to time of the Royal Institution of Chartered Surveyors; or

9.2.2                                                            the president from time to time of the Institute of Chartered Accountants in England and Wales;

or in either case the duly appointed deputy of the president, or other person authorised by him to make appointments on his behalf.

9.3                                           The person so appointed is to act as an expert, and not as an arbitrator.

9.4                                           The expert so appointed must afford the parties the opportunity within such a reasonable and proper time limit as he may stipulate to make representations to him (accompanied by professional rental valuations, reports or other appropriate evidence in the relevant circumstances) and permit each party to make submissions on the representations of the other.

9.5                                           The fees and expenses of the expert, including the cost of his nomination, are to be borne as the expert may direct (but in the absence of such a direction, by the parties in equal shares), but (unless they otherwise agree) the parties will bear their own costs with respect to the determination of the issue by the expert.

9.6                                           One party may pay the costs required to be borne by another party if they remain unpaid for more than 21 days after they become due and then recover these and any incidental expenses incurred from the other party on demand.

9.7                                           If the expert refuses to act, becomes incapable of acting or dies, the Landlord or the Tenant may request the appointment of another expert in his stead under clause 9.2.

9.8                                           The determination of the independent expert, except in case of manifest error, is to be binding on the Landlord and the Tenant.

Delivered as a deed on the date of this document.

SCHEDULE 1

Exceptions and reservations

1                                                    The free and uninterrupted passage of water steam soil air gas electricity and telephone communications from and to any part of the Building, the Estate or any adjoining or neighbouring property through the Conduits commonly used for those purposes which are now or may in the future be in upon or under the Property.

2                                                    All rights of entry upon the Property referred to in clause 3 of this Lease.

3                                                    The right for the Landlord and all other persons authorised by the Landlord at any time upon prior notice (except in emergency) to enter (or in an emergency to break and enter) the Property in order to:

3.1                                           inspect or view the condition of the Property;

3.2                                           carry out any repairs or other work which the Landlord must or may carry out under the provisions of this Lease or to do any other thing which under the said provisions the Landlord may do; and

3.3                                           carry out work upon any other part of the Building which cannot reasonably be effected without entry to the Property.

SCHEDULE 2

Guarantee Provisions

1                                                    Guarantee

1.1                                           The Guarantor covenants with and guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe the Tenant’s covenants in this Lease and the Guarantor will pay and make good to the Landlord on written demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

1.2                                           The guarantee in paragraph 1.1 remains in force for so long as and to the extent that the Tenant (in this context meaning the party named as “Tenant” in the Parties’ clause of this Lease) is not released by operation of law (otherwise than by disclaimer) from liability for the Tenant’s covenants in this Lease.

1.3                                           The Guarantor also covenants with and guarantees to the Landlord that the Tenant will observe and perform its obligations under any authorised guarantee agreement to be entered into by the Tenant under the terms of this Lease and will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

1.4                                           For the purposes of this Schedule references to the “Tenant” are to the Tenant in relation to whom the Guarantor’s guarantee is given but not to a lawful assignee of that Tenant.

2                                                    No waiver or release of liability

The Guarantor will not be released from liability under these provisions because of:

2.1        forbearance the granting of time or other indulgence of the Landlord; or

2.2                                           a variation of this Lease whether or not made with the consent of the Guarantor and the guarantee of the Guarantor in paragraph 1.1 is to operate in relation to this Lease as it may be varied from time to time.

3                                                    Guarantor to accept new lease upon disclaimer

3.1                                           If this Lease is terminated by re-entry by the Landlord or by disclaimer the Guarantor will (on notice given by the Landlord within three months after the date of termination) take from the Landlord a lease of the Property.

3.2                                           The lease to be granted to the Guarantor under paragraph 3.1 is to be on the following terms:

3.2.1                                                            the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

3.2.2                                                            the yearly rent is to be the same as would have been payable under this Lease if it had not been terminated;

3.2.3                                                            the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had not been terminated; and

3.2.4                                                            the Guarantor is to succeed to the rights and assume the liability of the Tenant under this Lease as if this Lease had not been terminated.

4                                                    Subordination of rights of the Guarantor

4.1                                           The provisions of paragraph 4.2 are to apply unless the Landlord has no subsisting claim against the Tenant for non-payment of rent or for breach of obligation under this Lease.

4.2                                           The Guarantor may not:

4.2.1                                                            seek to recover from the Tenant or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of the failure by the Tenant to observe and perform the tenant covenants in this Lease;

4.2.2                                                            (in competition with the Landlord) claim prove or accept any payment in a winding-up liquidation bankruptcy composition with creditors or other form of arrangement on the insolvency of the Tenant for money owing to the Guarantor by the Tenant; nor

4.2.3                                                            exercise any right or remedy in respect of any amount paid by the Guarantor under this Lease or any liability incurred by the Guarantor in observing performing or discharging the obligations and covenants of the Tenant.

4.3                                           The Guarantor warrants that it has not taken and undertakes with the Landlord that it will not without the consent of the Landlord take any security from the Tenant in respect of this guarantee and if security is nevertheless taken it is to be held on trust for the Landlord as security for the respective liabilities of the Guarantor and the Tenant.

SCHEDULE 3

Service Charge

Part 1

1                                                    Definitions and interpretation

1.1                                           Unless the contrary intention appears the following definitions apply:

Accounting Period	period commencing on the 1 October and ending on the 30 September in any year or such other period as the Landlord’s surveyor shall determine;

Interim Charge	such sum to be paid on account of the Service Charge as the Landlord or its surveyor acting reasonably shall specify;

Service Charge	subject to paragraph 10 of this part of this schedule, a Fair Proportion of the Total Expenditure; and

Total Expenditure

the total expenditure reasonably and properly incurred by the Landlord in any Accounting Period beginning or ending during the Term in providing the services and undertaking the responsibility for the matters set out in Part 2 and Part 3 of this Schedule, subject to the exclusions in part 4 of this Schedule.

2                                                    The Tenant shall make the first payment of the Interim Charge on the date of commencement of the Term and thereafter the Tenant shall pay the Interim Charge to the Landlord by equal quarterly payments in advance on the usual quarter days.

3                                                    If the Interim Charge exceeds the Service Charge for the Accounting Period in respect of which it was paid the surplus of the Interim Charge so paid over and above the Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge in succeeding Accounting Periods as hereinafter provided or (in respect of the final year of the term (howsoever determined) refunded to the Tenant within 3 months of the expiration of the term (howsoever determined).

4                                                    If the Service Charge exceeds the Interim Charge together with any surplus from the previous year carried forward as aforesaid then the Tenant shall pay the excess to the Landlord or its agent within 21 days of service upon the Tenant of the certificate referred to in paragraph 5.

5                                                    As soon as possible after the expiration of each Accounting Period there shall be served upon the Tenant by the Landlord or its agents an audited certificate such certificate to be final and binding (except in the case of manifest error) on all parties containing the following information:

5.1                                           the amount and a proper breakdown of Total Expenditure;

5.2                                           the amount of the Interim Charge paid by the Tenant together with any surplus carried forward from the previous Accounting Period;

5.3                                           the amount of the Service Charge and of any excess payable by or surplus credited or refunded to the Tenant in accordance with the foregoing provisions of this Schedule.

6

6.1                                           The Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the administrative purposes of apportionment in relation to periods of other than one year but not for any other purpose.

6.2                                           The Service Charge for the Accounting Period in which the date of this Lease falls shall be apportioned as from the date of this Lease and the Service Charge for the Accounting Period in which the Term ends shall be apportioned down to the date the Term ends.

7                                                    The provisions of this Part of Schedule 3 shall continue to apply notwithstanding the expiry or earlier determination of this Lease in respect of any Accounting Period then current.

8                                                    The Tenant shall be entitled once during the period of three months commencing on the submission of the certificate under paragraph 5 to:

8.1                                           inspect the service charge invoices and vouchers of the Landlord at such location as the Landlord may reasonably appoint for the purpose during normal working hours on weekdays; and

8.2                                           at the Tenant’s expense take copies of them.

9

9.1                                           The Service Charge shall not be increased or altered by reason only that at any relevant time any areas of the Estate or the Building (as the case may be) intended for letting by the Landlord to one or more tenants may be vacant or be occupied by the Landlord or that any tenant or other occupier of another part of the Estate or the Building (as the case may be) may default in payment of his proportion of the Total Expenditure.

9.2                                           Subject to paragraph 9.1 and 10 it is the intention that the Landlord should recover the whole of the Total Expenditure from the Tenant and other tenants and occupiers of the Estate or the Building (as the case may be).

10                                              The Service Charge in respect of the Estate Services shall not exceed the sum of £8,192 for any Accounting Period (or that sum duly apportioned in accordance with the principles of paragraph 6.1 in the case of the Accounting Periods in which fall the date of this Lease and the date on which the Term ends).

Part 2

The Services and Amenities to be provided by the Landlord to the Estate

1                                                    From time to time and at all times during the Term to keep in good and substantial repair and condition and properly cleansed drained and lighted and insured all roadways pathways covered ways pedestrian access ways and areas car parking spaces and roads giving access thereto refuse collection and disposal areas gardens verges and landscaped areas and all other areas and items used in common by the Tenant and other tenants or occupiers of the Estate and (but without prejudice to the generality of the foregoing) the car parking spaces and fire escape corridors (if any) appurtenant to the units on the Estate and the service roads.

2                                                    The provision of such supervisory and security staff and equipment as the Landlord acting in the interests of good estate management shall consider necessary on the Estate and the provision renewal repair and maintenance of suitable facilities therefor.

3                                                    The provision and maintenance of such fences to the Estate as the Landlord acting in the interests of good estate management shall consider necessary or as may be required.

4                                                    Controlling traffic on the service roads.

5                                                    Repairing and maintaining or replacing (when beyond repair) any apparatus equipment fixtures fittings and decorations in or about the Estate the use of which is common to the Building and adjoining or neighbouring premises including but without prejudice to the generality of the foregoing all electric lamp standards and time switches.

6                                                    Paying all rates taxes duties charges assessments and outgoings whatsoever (whether parliamentary parochial local or of any other description) assessed charged or imposed upon or payable in respect of the Estate or any part thereof except insofar as the same are the responsibility of the Tenant hereunder or of any other tenant or relate to any other lettable part of the Estate.

7                                                    All costs charges and expenses of abating a nuisance and of executing all such works as may be necessary for complying with any notice served by a Local authority in connection with the Estate or any part thereof insofar as the same is not the liability of or attributable to the fault of any individual tenant of any part thereof.

8                                                    Maintaining repairing cleansing emptying draining extending amending and (when beyond repair) renewing the Conduits on the Estate which are not within and exclusively serve any tenant’s demise.

9                                                    Providing such managing agents for any supervisory security porters and other staff in the Estate as the Landlord acting in the interests of good estate management shall think fit and also providing renewing repairing and maintaining suitable facilities therefor.

10                                              Providing and maintaining all plants shrubs and landscaped areas and keeping the same properly planted and free from weeds and the grass regularly cut.

11                                              Paying any special costs which may be levied by the local (or other competent) authority on the Estate as a whole and which relate to or arise from the administration thereof and/or the provision of the services herein mentioned.

12                                              Providing maintaining renewing (when beyond repair) and insuring such equipment as may from time to time in the opinion of the Landlord acting in the interests of good estate management be necessary or desirable for the carrying on of the acts and things mentioned in this Schedule and of any other services and amenities which the Landlord acting in the interests of good estate management may from time to time consider necessary or desirable and providing a store for the housing of such equipment.

13                                              Providing accommodation to house vehicles equipment and personnel employed in providing services to the Estate.

14                                              The reasonable and proper fees and expenses of the Landlord and any agent or agents employed by the Landlord to audit manage and administer the Estate and also any other expenses incurred by the Landlord in the administration or protection of the Estate or the amenities thereof, which fees shall not exceed 10% of the aggregate Total Expenditure relating to the Estate Services excluding the costs of audit.

15                                              The reasonable and proper costs charges and expenses of preparing and supplying to tenants copies of reasonable Regulations made by the Landlord governing the use of the Estate or any part thereof.

16                                              The costs and expenses of making laying repairing maintaining cleansing and (where beyond repair) renewing and rebuilding all ways roads pavements sewers drains pipes watercourses mutual or party walls and fences mutual or party structures landscaping and other items (including but without prejudice to the generality of the foregoing the car parking spaces on the Estate).

17                                              Keeping proper records of all costs charges and expenses incurred by the Landlord in carrying out its obligations hereunder.

18                                              The charges and remuneration of accountants to be employed by the Landlord or the Landlord’s surveyor for the purpose of auditing the Accounts in respect of the Landlord’s costs and certifying the total amount thereof for the period to which the Account relates.

19                                              The provision of any other service which in the opinion of the Landlord acting in the interests of good estate management (which shall be conclusive) it is reasonable for the Landlord to provide for maintaining and securing the facilities and amenities of the Estate.

Part 3
The Services and Amenities to be provided by the Landlord to the Building

Section A — Essential Services

1                                                    Heating, air-conditioning and ventilation

1.1                                           The provision of such heating as may be appropriate in the prevailing climatic conditions, air-conditioning and ventilation and of hot water to the hot water taps in the Building.

1.2                                           The provision of cold water to the cold water taps in the Building.

1.3                                           The repair, maintenance, renewal and replacement of all plant and equipment required for or in connection with heating, air conditioning, ventilation and hot and cold water.

2                                                    Common Parts

2.1                                           The cleaning, lighting and maintenance of the Common Parts.

2.2                                           The payment of any Outgoings in respect of the Common Parts.

2.3                                           Refuse disposal.

2.4                                           The cleaning and emptying of drains serving the Building and other Conducting Media.

2.5                                           The cleaning of the outside of all windows in the Building (including the outside of the windows of the Property).

2.6                                           The provision, maintenance, repair, inspection and (where beyond repair) renewal and replacement of site signs and other informative notices in the Common Parts.

3                                                    Lifts

3.1                                           The operation of a lifts service.

3.2                                           The repair, maintenance and (where beyond repair) renewal and replacement of the lifts and of all plant and equipment required for or in connection with the operation of the lifts.

4                                                    Repairs and statutory requirements

4.1                                           The repair, decoration, maintenance, cleaning and upkeep and (where beyond repair) renewal and replacement of the structure, floors, walls, window frames and fitments, main drains, foundations, exterior and roof of the Building, the Common

                                                          Parts, the Conduits and other common service facilities and of plant, equipment, and tools serving or used in the Building.

4.2                                           Compliance with all statutes, bylaws, regulations and the requirements of all competent authorities and of the insurers in relation to the use and enjoyment of the Common Parts and the Building as a whole.

5                                                    Fire-fighting equipment

The operation, maintenance, repair and replacement (where beyond repair) of fire alarms, sprinkler systems and ancillary apparatus, fire prevention and fire-fighting equipment and apparatus and fire telephone systems.

6                                                    Insurances

Engineering insurances for lifts, boilers, air conditioning, plant, lightning conductor equipment, and all other electrical or mechanical equipment and apparatus in the Building.

7                                                    Others

7.1                                           Provision of any other service, amenity or facility and the making of any other reasonable and proper payment which may reasonably and properly be required for the proper running of the Building and the Common Parts in accordance with the principles of good estate management.

7.2                                           Paying all rates taxes duties charges assessments and outgoings whatsoever (whether parliamentary parochial local or of any other description) assessed charged or imposed upon or payable in respect of the Building or any part thereof except insofar as the same are the responsibility of the Tenant hereunder or of any other tenant or relate to any other lettable part of the Building.

7.3                                           All costs charges and expenses of abating a nuisance and of executing all such works as may be necessary for complying with any notice served by a Local authority in connection with the Building or any part thereof insofar as the same is not the liability of or attributable to the fault of any individual tenant of any part thereof.

7.4                                           Maintaining repairing cleansing emptying draining extending amending and (when beyond repair) renewing the Conduits on the Building which are not within and exclusively serve any tenant’s demise.

7.5                                           The reasonable and proper fees and expenses of the Landlord and any agent or agents employed by the Landlord to audit manage and administer the Building and also any other expenses incurred by the Landlord in the administration or protection of the Building or the amenities thereof, which fees shall be 10% of the aggregate Total Expenditure relating to the Building Services excluding the costs of audit.

7.6                                           The reasonable and proper costs charges and expenses of preparing and supplying to tenants copies of reasonable Regulations made by the Landlord governing the use of the Building or any part thereof.

7.7                                           Keeping proper records of all costs charges and expenses incurred by the Landlord in carrying out its obligations hereunder.

7.8                                           The charges and remuneration of accountants to be employed by the Landlord or the Landlord’s surveyor for the purpose of auditing the Accounts in respect of the Landlord’s costs and certifying the total amount thereof for the period to which the Account relates.

Section B — Discretionary Services

1                                                    Security

The provision of security arrangements for the safety of occupiers and users of the Building and their property kept in the Building.

2                                                    Floral Display

Landscaping planting and replanting and the maintenance and upkeep of the Common Parts.

Part 4
Exclusions

For the avoidance of doubt the costs and expenses incurred by the Landlord in respect of any of the following shall be excluded from the Total Expenditure:

(a)                                            the remedying or any actions taken or contemplated in respect of any default by any tenant or occupier of any lettable area in the Building or the Estate;

(b)                                           the redevelopment of the Building or the Estate;

(c)                                            making good any damage or destruction to the Building or the Estate caused by an Insured Risk;

(d)                                           the rectification of any Inherent Defect or the making good of any disrepair caused by any Inherent Defect;

(e)                                            any contaminants present upon about or beneath the Estate which were not introduced by the Tenant; or

(f)                                              complying with the Landlord’s covenant in clause 4.5.

SCHEDULE 4
Rights enjoyed with the demise

1                                                    The rights for the Tenant and all persons authorised by it in common with the Landlord and those authorised by the Landlord and all others having the same rights:

1.1                                           of free and uninterrupted passage of water and soil gas electricity communications and all other services or supplies as are now or may in the future be used by the Property through the Conduits serving the Property which are now or may in the future be in upon or under the Building the Estate and any other adjoining or neighbouring property of the Landlord;

1.2                                           of way at all times and for all purposes:

1.2.1                                                            with or without vehicles over and along the access road and pathways coloured brown on Plan 1 for the purpose of access to and egress from the Building and the car park spaces referred to in paragraph 2 below; and

1.2.2                                                            on foot only over and along the Common Parts;

1.3                                           the right at all times to unload vehicles outside the Building in the areas coloured blue on Plan 1 and the right to park vehicles in such areas temporarily provided that no obstruction shall be caused to the access to any adjoining premises or to the Building.

2                                                    The exclusive right to park cars in the 29 spaces as may from time to time be designated by the Landlord’s surveyor provided that such spaces shall be as close as reasonably practicable to the Property.

3                                                    The right of support and protection from all other parts of the Building as is now enjoyed by the Property.

4                                                    The exclusive right to use the roof terrace forming part of the Building and which is shown coloured yellow on Plan 2 as an area for the Tenant’s and any undertenant’s employees and visitors subject to:

4.1                                           the right of the Landlord, its servants, agents and visitors and the tenants and other occupiers of the adjoining building and their respective servants, agents and visitors in common with all others having a right of emergency access and egress on foot only over the fire escape which passes over the said roof terrace; and

4.2                                           the Tenant paying all costs and expenses which may be incurred by the Landlord in connection with the Tenant’s use of the said roof terrace.

5                                                    The right to display the Tenant’s and any undertenant’s name and business on the common signage board in the car park outside the Building and in the entrance foyer of the Building.

SCHEDULE 5

Guarantee provisions

Part 1
Form of guarantee on assignment

1                                                    Guarantee

1.1                                           The Guarantor guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe the Tenant’s covenants in this Lease and the Guarantor will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

1.2                                           The guarantee in paragraph 1.1 remains in force for so long as and to the extent that the Tenant is not released by operation of law (otherwise than by disclaimer) from liability for the tenant covenants in this Lease.

1.3                                           The Guarantor also guarantees to the Landlord that the Tenant will observe and perform its obligations under any authorised guarantee agreement to be entered into by the Tenant under the terms of this Lease and will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

1.4                                           For the purposes of this guarantee references to the “Tenant” are to the assignee of this Lease in relation to whom the guarantee to the Landlord is given and none other.

2                                                    No waiver or release of liability

The Guarantor will not be released from liability under these provisions because of:

2.1                                           forbearance the granting of time or other indulgence of the Landlord; or

2.2                                           a variation of this Lease whether or not made with the consent of the Guarantor and the guarantee of the Guarantor in paragraph 1.1 is to operate in relation to this Lease as it may be varied from time to time.

3                                                    Guarantor to accept new lease upon disclaimer

3.1                                           If this Lease is terminated by re-entry by the Landlord or by disclaimer the Guarantor will (on notice given by the Landlord within three months after the date of termination) take from the Landlord a lease of the Property.

3.2                                           The lease to be granted to the Guarantor under paragraph 3.1 is to be on the following terms:

3.2.1                                                            the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

3.2.2                                                            the yearly rent is to be the same as would have been payable under this Lease if it had not been terminated;

3.2.3                                                            the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had not been terminated; and

3.2.4                                                            the Guarantor is to succeed to the rights and assume the liability of the Tenant under this Lease as if this Lease had not been terminated.

4                                                    Subordination of rights of the Guarantor

4.1                                           The provisions of paragraph 4.2 are to apply unless the Landlord has no subsisting claim against the Tenant for non-payment of rent or for breach of obligation under this Lease.

4.2                                           The Guarantor may not:

4.2.1                                                            seek to recover from the Tenant or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of the failure by the Tenant to observe and perform the tenant covenants in this Lease;

4.2.2                                                            (in competition with the Landlord) claim prove or accept any payment in a winding-up liquidation bankruptcy composition with creditors or other form of arrangement on the insolvency of the Tenant for money owing to the Guarantor by the Tenant; nor

4.2.3                                                            exercise any right or remedy in respect of any amount paid by the Guarantor under this Lease or any liability incurred by the Guarantor in observing performing or discharging the obligations and covenants of the Tenant.

4.3                                           The Guarantor warrants that it has not taken and undertakes with the Landlord that it will not without the consent of the Landlord take any security from the Tenant in respect of this guarantee and if security is nevertheless taken it is to be held on trust for the Landlord as security for the respective liabilities of the Guarantor and the Tenant.

Part 2
Form of authorised guarantee agreement

1                                                    Guarantee

1.1                                           The Guarantor guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe the Tenant’s covenants in this Lease and the Guarantor will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

1.2                                           The guarantee in paragraph 1.1 remains in force for so long as and to the extent that the Tenant is not released by operation of law (otherwise than by disclaimer) from liability for the tenant covenants in this Lease.

1.3                                           For the purposes of this guarantee references to the “Tenant” are to the assignee of this Lease in relation to whom the guarantee to the Landlord is given and none other.

2                                                    No waiver or release of liability

The Guarantor will not be released from liability under these provisions because of:

2.1                                           forbearance the granting of time or other indulgence of the Landlord; or

2.2                                           a variation of this Lease whether or not made with the consent of the Guarantor and the guarantee of the Guarantor in paragraph 1.1 is to operate in relation to this Lease as it may be varied from time to time.

3                                                    Guarantor to accept new lease upon disclaimer

3.1                                           If this Lease is terminated by disclaimer the Guarantor will (on notice given by the Landlord within three months after the date of termination) take from the Landlord a lease of the Property.

3.2                                           The lease to be granted to the Guarantor under paragraph 3.1 is to be on the following terms:

3.2.1                                                            the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

3.2.2                                                            the yearly rent is to be the same as would have been payable under this Lease if it had not been terminated;

3.2.3                                                            the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had not been terminated; and

3.2.4                                                            the Guarantor is to succeed to the rights and assume the liability of the Tenant under this Lease as if this Lease had not been terminated.

4                                                    Subordination of rights of the Guarantor

4.1                                           The provisions of paragraph 4.2 are to apply unless the Landlord has no subsisting claim against the Tenant for non-payment of rent or for breach of obligation under this Lease.

4.2                                           The Guarantor may not:

4.2.1                                                            seek to recover from the Tenant or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of the failure by the Tenant to observe and perform the tenant covenants in this Lease;

4.2.2                                                            (in competition with the Landlord) claim prove or accept any payment in a winding-up liquidation bankruptcy composition with creditors or other form of arrangement on the insolvency of the Tenant for money owing to the Guarantor by the Tenant; nor

4.2.3                                                            exercise any right or remedy in respect of any amount paid by the Guarantor under this Lease or any liability incurred by the Guarantor in observing performing or discharging the obligations and covenants of the Tenant.

4.3                                           The Guarantor warrants that it has not taken and undertakes with the Landlord that it will not without the consent of the Landlord take any security from the Tenant in respect of this guarantee and if security is nevertheless taken it is to be held on trust for the Landlord as security for the respective liabilities of the Guarantor and the Tenant.

Executed as a deed by affixing the common seal of LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED in the presence of:	) ) )

Authorised Signatory

Signed as a deed on behalf of SPECTRALINK INTERNATIONAL CORPORATION a company incorporated in the United States of America by being (a) person(s) who in accordance with the laws of that territory is/are acting under the authority of the Company:

) ) ) ) ) )

Authorised Signatory

Authorised Signatory

Signed as a deed on behalf of SPECTRALINK CORPORATION a company incorporated in the United States of America by being (a) person(s) who in accordance with the laws of that territory is/are acting under the authority of the Company:

) ) ) ) )

Authorised Signatory

Authorised Signatory

DATED

LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED

SPECTRALINK INTERNATIONAL CORPORATION

SPECTRALINK CORPORATION

LEASE

relating to

First Floor Futura House The Southwood Crescent

Southwood Business Park

Farnborough   Hampshire